American Enterprise Variable Annuity Account
File No. 333-85567/811-7195


                                 EXHIBIT INDEX

Exhibit 4.15   Form of Benefit  Protector(SM)  Death Benefit Rider for the Wells
               Fargo   Advantage(SM)   Variable  Annuity  and  the  Wells  Fargo
               Advantage(SM) Builder Variable Annuity (form 271155)

Exhibit 4.16 Form of Benefit Protector(SM) Plus Death Benefit Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo Advantage(SM) Builder Variable Annuity form 271156)